Exhibit 99.1

press release

i2 Reports Second Quarter 2005 Results

Company reports $31.5 million net income, or $1.66 per diluted share

DALLAS – July 28, 2005 – i2 Technologies, Inc. (NASDAQ: ITWO), a leading provider of demand-driven solutions designed to enable business agility, today announced results for its second quarter ended June 30, 2005.

Financial Results for the Second Quarter of 2005

Total revenue for the second quarter was $98.5 million, as compared to $110.6 million in the second quarter of 2004 and up sequentially from the $88.3 million reported in the first quarter of 2005. Year-to-date revenue was $186.9 million compared to $194.3 million in 2004.

The Company reported second quarter net income applicable to common shareholders of $31.5 million, or $1.66 per diluted share. This compares to net income of $11.9 million, or $0.62 per diluted share, for the second quarter of 2004 and a net loss of ($25.2 million) or ($1.36) per diluted share in the first quarter of 2005. Year-to-date net income applicable to common shareholders was $6.2 million compared to a year-to-date loss of ($18.1 million) in the first six months of 2004. Second quarter 2005 net income includes a gain of $11.0 million from the sale of Primavera Preferred Stock.

Excluding the impact of contract revenue, revenue for the second quarter was $83.2 million, compared to $78.7 million in the second quarter of 2004, and $85.2 million in the first quarter of 2005. Year-to-date revenue, excluding contract revenue, was $168.5 million up 8 percent from $156.3 million in 2004.

License revenue in the second quarter was $15.3 million which represents a 28 percent increase from the $12.0 million of license revenue in the second quarter of 2004, and a sequential increase of 18 percent from the $12.9 million of license revenue reported in the first quarter of 2005. In addition, i2’s development services revenue includes a license component as disclosed in the Company’s supplemental schedule which is posted at www.i2.com/investor. The allocated license component of the Company’s recognized development services revenue in the second quarter of 2005 was $5.7 million. This compares to $2.8 million in the second quarter of 2004 and $4.9 million in the first quarter of 2005. Year-to-date, the allocated license component of development services projects recorded was $10.6 million. Total development services revenue is discussed separately in this release.

The combination of license revenue and the allocated license component of the development services revenue totaled $21.0 million for the second quarter of 2005, a 42 percent increase from the $14.8 million for the second quarter of 2004, and an 18 percent increase over the $17.8 million for the first quarter of 2005.

Development services revenue for the second quarter totaled $16.8 million, which includes the $5.7 million allocated license component previously noted and an allocated services component of $11.1 million. This compares to $9.2 million of development services revenue in the second quarter of 2004 which was comprised of $6.4 million of allocated services and the previously noted $2.8 million of allocated licenses. First quarter 2005 development services revenue was $20.1 million, which included $15.2 million of allocated services and $4.9 million of allocated licenses. These details are disclosed on the Company’s supplemental schedule.

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i2 Reports Second Quarter 2005 Results

Total costs and operating expenses for the second quarter of 2005 included approximately $67.7 million in operating expenses, $1.6 million of non-cash expenses related to contract revenues recognized, and $1.4 million in legal expenses related to indemnification for ongoing governmental investigations, offset by ($0.2 million) in restructuring charges for a total of $70.5 million. In comparison, total costs and operating expenses in the first quarter of 2005 included $82.4 million of operating expenses, $12.1 million in restructuring charges, $1.4 million in legal expenses related to ongoing governmental investigations, and approximately $10.5 million related to specific accruals for contingent liabilities for a total of $106.4 million. In the second quarter of 2004, i2 recorded total costs and operating expenses that included $88.1 million of operating expenses, $1.0 million of non-cash expenses related to contract revenues, and $3.7 million in restructuring charges for a total of $92.8 million.

“i2 has made significant progress in bringing its operating expenses in line with its business with an 18 percent reduction from $82.4 million in the first quarter, to $67.7 million in the second quarter,” stated i2 Chief Executive Officer Michael McGrath. “I now believe we have our cost structure aligned with our business.”

Pro-forma operating income for the second quarter was $15.6 million, compared to $2.8 million in the first quarter of this year, and the ($9.5 million) loss reported in the second quarter of 2004. Please refer to the table below for a reconciliation of operating income under generally accepted accounting principles (GAAP) to pro-forma operating income.

(in $ millions)	Quarter ended 6-30-05	Quarter ended 3-31-05	Quarter ended 6-30-04
GAAP Operating Income	$28.1	-$18.1	$17.8
Contract Revenues	-$15.3	-$ 3.1	-$32.0
Contract Expenses	$ 1.6	$ 0.0	$ 1.0
Legal Expenses	$ 1.4	$ 1.4	$ 0.0
Restructuring	-$ 0.2	$12.1	$ 3.7
Specific Accruals	$ 0.0	$10.5	$ 0.0

Pro-forma Operating Income	$15.6	$ 2.8	-$ 9.5

Balance Sheet Items

i2 completed a series of actions during the quarter aimed at strengthening the balance sheet. i2 sold a software license and competency center for the development of sourcing solutions for collaborative PLM to Dassault Systèmes for approximately $10 million. This amount is included in deferred revenue on the Company’s balance sheet. In addition, it was announced that Q Investments, one of i2’s significant investors, had made a $15 million equity investment in i2, and that i2 had sold to Primavera the shares of Series A Convertible Preferred Stock of Primavera Software, Inc. held by i2 for $11 million in cash which was recognized as a gain on sale of securities.

The Company ended the quarter with $298.3 million in total cash and investments, up from $277.2 million in the prior quarter. At the end of the quarter, the gap between the Company’s long term debt, and cash and investments was reduced to approximately $18.5 million. “We are committed to a plan to eliminate this gap so that our investors and customers can be more comfortable about our future,” added McGrath, “and these are the initial actions of our plan to accomplish this.”

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i2 Reports Second Quarter 2005 Results

The Company also announced that it has reviewed its classification of investments in auction rate securities on its balance sheet and the related cash flow presentation. Based on this review, the Company has determined that these securities should be classified as short-term investments instead of cash equivalents, and that purchase and sales of these securities should be reflected as investing activities on the Company’s cash flow statement. Similarly, the Company has determined that it is appropriate to reflect changes in restricted cash balances as investing activities in its cash flow statement. The financial statements attached to this press release give effect to these reclassifications. The Company intends to file a Form 10-K/A for the year ended December 31, 2004 and a Form 10-Q/A for the quarter ended March 31, 2005 in early August to restate its previously issued balance sheets, cash flow statements and footnote disclosure to reflect these reclassifications. Those restatements will not have any impact on the Company’s previously reported total assets, net income (loss) or net income (loss) per share.

Additional financial information can be found on the Company’s supplemental schedule posted at www.i2.com/investor.

Management Commentary

“At the beginning of March we started a transformation here at i2. We set objectives to achieve profitability, implement a solid management foundation, and regain the respect of our customers, investors and employees. I believe that we have made solid progress my first full quarter as CEO, but we still have a lot to do for i2 to achieve its true potential,” said McGrath.

i2 continued to offer only limited guidance for the third quarter. Citing historical data with regards to the third quarter being seasonally lower and potential disruptions resulting from the recent organizational change announced in July, i2 indicated that it expects third quarter revenue to be lower. In addition, in July, i2 announced that it had completed the sale of its San Diego-based subsidiary, Trade Service Corporation (TSC), to a group of investors led by TSC’s current management team for approximately $3 million. Historically TSC accounted for approximately $3.7 million of quarterly recurring license revenue and a similar level of costs. “Despite these factors, I still expect i2 to record an operating profit excluding non-operating expenses in the third quarter of this year,” continued McGrath.

Second Quarter Highlights

New i2 customers in the second quarter include fashion shoe retailer Brantano in EMEA, and automotive OEMs Nissan Mexico and General Motors Shanghai. Current i2 customers doing additional business in the quarter include Sanitarium Health Foods, Australia’s largest health food company, and aerospace and defense leader BAE in EMEA. In addition, the company closed business with a leading retailer, an industrial products manufacturer and a leading provider of health care products, services and technology in the Americas.

In May, i2 hosted i2 Planet, a three-day thought leadership forum, where the company announced the i2 Agile Business Platform, a service-oriented architecture designed specifically to meet the requirements of the next generation of supply chain management, and the i2 Next Generation SCM Solutions framework, designed to substantially shorten time-to-results for process improvements, reduce software and implementation costs and minimize implementation risks, leveraging best practices of i2 and its partners. i2 also unveiled the i2 Customer Results Program, a pilot initiative to help companies maximize the return on their supply chain investment by providing them with tools to further enhance their supply chain projects. At i2 Planet the Company also announced key partnerships with Microsoft, Teradata and Dassault Systèmes.

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i2 Reports Second Quarter 2005 Results

Other recent announcements

In the current quarter, beginning in July, i2’s common stock was re-listed on The NASDAQ National Market under the ticker symbol ITWO. The stock began trading on The NASDAQ National Market on July 21, 2005.

i2 also announced a new organizational structure designed to maximize the company’s delivery of the Next Generation of Supply Chain Management solutions. The new structure supports i2’s transition to solution selling, whereby the company will focus on solving customers’ supply chain problems and Next Generation SCM opportunities through a deeper emphasis on industry-specific challenges and supply chain management best practices. i2’s new structure combines sales, services and industry marketing into four industry focus areas: Consumer Goods; Retail and Distribution; High Tech; and Automotive, Aerospace, Industrial and Metals.

Finally, this week i2 announced the appointment of two new executives to the company. Michael Berry was named executive vice president and chief financial officer effective the third week of August and John Cummings was named senior vice president and chief marketing officer and will begin the first week of August. The company also announced that Steven Minisini, executive vice president and president of i2’s Americas region, and Ken Coulter, executive vice president and president of i2’s EMEA region, are leaving the company.

Earnings Conference Call Information

The i2 management will host a live conference call and webcast with investors today, July 28, 2005 at 5:00 p.m. Eastern to discuss the first quarter financial results. Investors and other interested parties may access the call via webcast through the Company’s web site at www.i2.com/investors. An audio replay of the conference call will be available for approximately 24 hours following the call. To access the replay, dial (800) 475-6701 (USA) or (320) 365-3844 (International) and enter access code 789279. The web-cast will also be archived via the company’s Web site at http://www.i2.com/investor.

About i2

i2 is a leading provider of demand-driven supply chain solutions designed to enable business agility. i2’s flexible solutions can synchronize demand and supply across an ever-changing global supply network. Nineteen of the AMR Research Top 25 Global Supply Chains belong to companies who are i2 customers. Seven of the Fortune global top 10 are also customers of i2. Founded in 1988 with a commitment to customer success and supply chain innovation, i2 has a history of delivering value by implementing solutions designed to provide a rapid return on investment. Learn more at www.i2.com.

i2 is a registered trademark of i2 Technologies U.S. Inc. and i2 Technologies, Inc.

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i2 Reports Second Quarter 2005 Results

i2 Cautionary Language

This press release contains forward-looking statements that involve risks and uncertainties, including forward-looking statements regarding a projection of i2’s third quarter 2005 revenues and operating profitability, the intention of the company to file a Form 10-K/A for the year ended December 31, 2004 and a Form 10-Q/A for the quarter ended March 31, 2005, i2’s ability to eliminate the gap between debt and cash, and i2’s ability to execute under its new organizational structure and successfully deliver Next Generation Supply Chain Management solutions. These forward-looking statements involve risks and uncertainties that may cause actual results to differ from those projected. For a discussion of factors which could impact i2’s financial results and cause actual results to differ materially from those in forward-looking statements, please refer to i2’s recent filings with the SEC, particularly the Quarterly Report on Form 10-Q filed May 10, 2005 and the Annual Report on Form 10-K filed March 16, 2005. i2 assumes no obligation to update the forward-looking information contained in this news release.

For More Information Please Contact:

Beth Elkin

i2 Corporate Communications

469-357-4225

beth_elkin@i2.com

Mark	Hillman

i2 Analyst/Investor Relations

617-551-2754

mark_hillman@i2.com

i2 TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value or stated value)

(Unaudited)

	June 30, 2005	December 31, 2004
ASSETS		as restated
Current assets:
Cash and cash equivalents	$125,765	$133,273
Restricted cash	5,620	7,717
Short-term investments, at fair value	166,961	144,532
Accounts receivable, net	28,365	37,439
Deferred contract costs	311	1,886
Other current assets	18,818	22,034

Total current assets	345,840	346,881
Long-term investments, at fair value	500	—
Premises and equipment, net	16,384	18,987
Intangible assets, net	1,842	2,473
Goodwill	16,620	16,620
Non-current deferred tax asset	4,591	5,712

Total assets	$385,777	$390,673

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$12,264	$13,988
Accrued liabilities .	38,374	39,152
Accrued compensation and related expenses	23,179	27,227
Deferred revenue	148,263	165,362

Total current liabilities	222,080	245,729
Non current deferred tax liability	—	1,177
Long-term debt	316,800	316,800

Total liabilities	538,880	563,706
Commitments and contingencies
Stockholders' deficit:
Preferred Stock, $0.001 par value, 5,000 shares authorized, none issued and outstanding	—	—
Series A junior participating preferred stock, $0.001 par value, 2,000 shares authorized, none issued and outstanding	—	—
Series B 2.5% convertible preferred stock, $1,000 stated value, 150 shares authorized, 103 and 101 issued and outstanding at June 30, 2005 and December 31, 2004, respectively	98,537	97,045
Common stock, $0.00025 par value, 2,000,000 shares authorized, 20,613 and 18,608 shares issued and outstanding at June 30, 2005 and December 31, 2004, respectively	5	5
Additional paid-in capital	10,419,259	10,403,515
Accumulated other comprehensive income	128	3,675
Accumulated deficit	(10,671,032)	(10,677,273)

Net stockholders' deficit	(153,103)	(173,033)

Total liabilities and stockholders' deficit	$385,777	$390,673

i2 TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE INCOME (LOSS)

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Revenues:
Software licenses	$15,253	$12,027	$28,159	$24,415
Development services	16,828	9,192	36,893	15,809
Contract.	15,343	31,970	18,399	37,940
Services .	22,494	24,580	46,317	49,537
Reimbursable expenses	3,139	3,062	5,773	5,748
Maintenance	25,496	29,798	51,314	60,802

Total revenues	98,553	110,629	186,855	194,251

Costs and expenses:
Cost of revenues:
Software licenses	2,201	196	4,904	3,373
Development services	3,318	4,045	7,919	10,651
Contract	1,575	1,025	1,575	1,131
Amortization of acquired technology	—	134	—	279
Reimbursable expenses	3,139	3,062	5,773	5,748
Services and maintenance	22,299	27,207	47,067	56,498
Sales and marketing	15,370	21,591	34,198	41,512
Research and development	11,214	19,115	26,344	38,807
General and administrative	11,592	12,753	37,235	38,214
Amortization of intangibles	—	—	—	39
Restructuring charges and adjustments	(235)	3,670	11,906	4,245

Total costs and expenses	70,473	92,798	176,921	200,497

Operating income (loss)	28,080	17,831	9,934	(6,246)
Gain on sale of securities	11,000	—	11,000	—
Other expense, net	(5,028)	(4,378)	(9,794)	(9,469)

Income (loss) before income taxes	34,052	13,453	11,140	(15,715)
Income tax expense	1,825	1,296	3,407	2,105

Net income (loss)	$32,227	$12,157	$7,733	$(17,820)

Preferred stock dividend and accretion of discount	749	247	1,492	247

Net income (loss) applicable to common shareholders	$31,478	$11,910	$6,241	$(18,067)

Net income (loss) per common share:
Basic.	$1.68	$0.67	$0.33	$(1.03)

Diluted	$1.66	$0.62	$0.33	$(1.03)

Weighted-average common shares outstanding:
Basic	18,778	17,783	18,695	17,580
Diluted	18,930	19,314	18,902	17,580
Comprehensive income (loss):
Net income (loss) applicable to common shareholders	$31,478	$11,910	$6,241	$(18,067)

Other comprehensive income (loss):
Unrealized gain (loss) on available-for-sale securities arising during the period	115	(404)	121	(390)
Foreign currency translation adjustments	(2,130)	(1,180)	(3,626)	(649)
Tax effect of other comprehensive income (loss)	(40)	—	(42)	—

Total other comprehensive income (loss)	(2,055)	(1,584)	(3,547)	(1,039)

Total comprehensive income (loss)	$29,423	$10,326	$2,694	$(19,106)

i2 TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2005	2004
Cash flows from operating activities:		as restated
Net income (loss).	$7,733	$(17,820)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	3,959	7,400
Write-down of equipment	745	—
Gain on sale of assets	(11,000)	(315)
Provision (credit) for bad debts charged to expense	121	(1,412)
Amortization of deferred compensation	457	789
Deferred income taxes	253	—
Changes in assets and liabilities:
Accounts receivable, net	8,848	5,828
Deferred contract costs	1,580	1,131
Other assets	2,841	7,119
Accounts payable	(1,858)	(4,495)
Accrued liabilities	(912)	(58,059)
Accrued compensation and related expenses	(4,129)	4,371
Deferred revenue	(17,617)	(25,349)

Net cash used in operating activities	(8,979)	(80,812)

Cash flows from investing activities:
Purchase of premises and equipment	(1,527)	(467)
Proceeds from sale of assets	11,000	480
Purchase of short-term investments	(39,200)	(298,425)
Proceeds from sale of short-term investments	16,850	274,450
Restrictions released from cash	2,097	6,189
Purchase of long-term investments	(500)	(26,708)

Net cash used in investing activities	(11,280)	(44,481)

Cash flows from financing activities:
Proceeds from sale of series B preferred stock, net of issuance costs		95,325
Proceeds from sale of common stock, net of issuance costs	14,950	19,733
Net proceeds from common stock issuance from options and employee stock purchase plans	337	2,251

Net cash provided by financing activities	15,287	117,309

Effect of exchange rates on cash	(2,536)	(380)
Net change in cash and cash equivalents	(7,508)	(8,364)
Cash and cash equivalents at beginning of period	133,273	106,822

Cash and cash equivalents at end of period	$125,765	$98,458

Supplemental cash flow information
Interest paid	$8,312	$9,366
Income taxes paid (net of refunds received)	$3,457	$1,637
Schedule of non cash financing activities
Preferred stock dividend and accretion of discount	$1,492	$247